LEAD GENERATION / CORPORATE RELATIONS AGREEMENT

THIS AGREEMENT is made this 15th day of August, 1996, between CORPORATE RELATIONS GROUP, INC., a Florida corporation (hereinafter "CRG"), and GLOBAL INTELLICOM INC., (hereinafter the "Client").

                                    RECITALS

1. The Client wishes to retain CRG to provide corporate relations services to the Client.

2. CRG is willing to provide such corporate relations services as are more fully described herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

1. Furnishing of Information by Client. The Client shall furnish to CRG information about the Client such as copies of disclosure and filing materials, financial statements, business plans, promotional information and background of the Client's officers and directors ("Information Package"). The Client shall update the Information Package on a continuous basis. The Client understands that the sole purpose for providing CRG with the Information Package is for utilization in a Lead Generation / Corporate Relations program. CRG is not obligated to assess the financial viability of the Client. CRG may rely on, and assume the accuracy of the Information Package.

2. Representations and Warranties of Client. The Client represents that all information included in the Information Package furnished to CRG shall disclose all material facts and shall not omit any facts necessary to make statements made on behalf of the Client not misleading.

3. Covenants of the Client. The Client covenants and warrants that any information submitted for dissemination will be truthful, accurate, in compliance with all copyright and all other applicable laws and regulations and will not be submitted in connection with any improper or illegal act or deed.

4. Based on the Information Package, CRG will perform the services more fully described in Exhibit "A" for a period of twelve (12) months pursuant to the terms hereof, which services shall specifically include CRG making oral representations on behalf of the Client pursuant to the following procedures:

      (a) Preparation of Proofs. CRG shall prepare proofs and or tapes of the agreed upon materials and information, as set for disseminations, for the Client's review and approval;

      (b) Correction and Changes of Proofs and or Tapes. CRG shall make all corrections and changes that the Client may request;

      (c) Sign Offs. All approvals, corrections and change of proofs by the Client shall be signed by a duly authorized representative of the Client. The Client hereby designates the individual(s) listed in Exhibit "C" hereof as authorized representatives for purposes of this paragraph 4(a), (b) and (c); and CRG may rely upon this designation.

5.    Compensation. Refer to Exhibit "B".

6. It is understood and agreed by the Parties that the above compensation in U.S. currency, or free trading shares of the Company, should be paid timely upon execution of this Agreement. CRG will retain the option, but is not compelled to begin it's performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares.

7. Assumption of Liability and Indemnification. The Client assumes and claims all responsibility and liability for the content of all information disseminated on behalf of the Client which have been approved by Client. The Client shall indemnify and hold CRG, its subsidiaries and parent company harmless from and against all demands, claims, or liability arising for any reason due to the context of information disseminated on behalf of the Client. This indemnity shall include any costs incurred by CRG including, but not limited to, legal fees and expenses incurred both in administrative proceedings, at trial and appellate levels, in settlement of claims and payment of any judgment against CRG.

8. Assignment and Delegation. Neither party may assign any rights or delegate any duties hereunder without the other party's express prior written consent.


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

9. Entire Agreement. This writing contains the entire agreement of the parties. No representations were made or relied upon by either party, other than those expressly set forth. Furthermore, the Client understands that CRG makes no guarantees, assurances or representations in regard to the results of its corporate relations program. No agent, employee or other representative of either party is empowered to alter any of the above terms, unless done in writing and signed by an executive officer of the respective parties.

10. Controlling Law and Venue. This Agreement's validity, interpretation and performance shall be controlled by and construed under the laws of the State of Florida. The proper venue and jurisdiction shall be the Circuit Court in Orange County, Florida.

11. Prevailing Party. In the event of the institution of any legal proceedings or litigation, at the trial level or appellate level, with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party all costs, reasonable attorney's fees and expenses.

12. Failure to Object not a Waiver. The failure of either party to this Agreement to object to, or to take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future violation, breach or wrongful conduct.

13. Notices. All notices or other documents under Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the representative or Company as follows:

      COMPANY:    CORPORATE RELATIONS GROUP, INC.
                  1801 Lee Road, Suite 301
                  Winter Park, FL  32789
                  Attention: Roberto E. Veitia, President

      CLIENT:     GLOBAL INTELLICOM INC.
                  747 Third Avenue
                  New York, New York 10017
                  Attention: N. Norman Muller, Chairman of the Board


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

14. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

15. Time. For all intents and purposes, time is of the essence with this Agreement.

16. Agreement Not To Hire. The Client understands and appreciates that CRG has invested a tremendous amount of time, energy and expertise in the training of its employees to be able to provide the service that Client desires. Client further understands that should an employee be enticed to leave, then CRG will be damaged in an amount the parties are incapable of calculating at this time. Therefore, the Client agrees not to offer employment to any employee or subcontractor of CRG, nor to allow any officer or director of Client to offer such employment with Client or any other company with whom officers and directors of Client are employed or hold a financial stake for a period of three (3) years.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

CORPORATE RELATIONS GROUP, INC.


BY: /s/ Roberto E. Veitia                   BY: /s/ James W. Spratt, III
    -------------------------                   ----------------------------
    Roberto E. Veitia                           James W. Spratt, III
    President                                   VP - Venuture Capital


GLOBAL INTELLICOM INC.


BY:  /s/ Anthony R. Cucchi
    -------------------------
    Anthony R. Cucchi
    President

                                   EXHIBIT "A"

The Corporate Relations Services to be provided by CRG for a twelve (12) month period are as follows:

I.    ADVERTISING and PRINTING SERVICES

      A. MoneyWorld Magazine - Lead Generation mailing (150,000 print run total for the twelve month period)

            o Eighteen page, four color magazine will be created of which four page advertorial will be dedicated to the Client.

            o     Creative concept, color separations, copy work and printing

            o     150,000 to be mailed

      B. Growth Industry Report - Four page, four color follow-up mail piece designated for additional information purposes that is mailed to respondents. A total of 7,500 will be printed.

      C. The Core Broker Program - CRG will produce a core of 8-10 retail brokers, market makes and/or money managers who will take positions in the stock of "GLOBAL INTELLICOM INC.". This process will begin immediately upon CRG receiving the payment as stipulated in Exhibit "B" and will be completed no later than a month before mailing occurs. Upon completion, selection and approval of the Core Broker Group, CRG will arrange a Core Broker meeting. This will last for two days, which will include: a show and tell from the top management of "GLOBAL INTELLICOM, INC." in intence training of these core brokers.

      D. Public relations exposure to newsletter writers, trade publications and financial gurus. At CRG's discretion, it will pay for any special reports that may be required. The Client shall be totally responsible for all travel expenses for the purpose of due diligence of the company by financial newsletter writers and/or brokers. The Client will have total pre-approval rights on these trips.

      E. Inclusion as a featured "Lead Generator of the Month" in Confidential Fax Alert, a newsletter transmitted by fax to over 3,000 Brokers.

      F. Preparation of a Broker Bullet Sheet to be sent to every broker who shows interest in working the leads and the stock. (As soon as possible).

      G. Lead Tracking Summary maintained for all response leads generated and provided.

      H.    Follow-up with shareholders, brokers, funds and institutions.

      I. Investor Relations - Press relese placements in market publications. The Client shall pay the actual cost incurred for these wire services.

      J. Two Location Road Shows - Locations to be determined. Client will cover all expenses of Road Shows. Client will have prior approval over those expenses.

      K. Junior Page Advertising in four (4) separate issues of MoneyWorld Magazine.

      L. Advertising Insert in Market Express mailed to 25,000 active subscribers.

      M. CRG will distribute at its cost the due diligence packages to all inquiring brokers. The Client shall supply the necessary materials for this package.

      N. CRG guarantees a minimum of 3% return of qualified investor leads specifically generated for the Company.

      O.    Advice on Fund Raising.

            1. If travel is required, the Client will pay transportation and hotel expenses.

      P.    Assistance in review of documentation to be sent to brokers.

            1. If travel is required, the Client will pay transportation and hotel expenses.

      Q. Assistance in public relations with investment newsletter writers and financial institutions.

            1. If travel is required, the Client will pay transportation and hotel expenses.

      R.    Advice on mergers and acquisitions.

            1. If travel is required, the Client will pay transportation and hotel expenses.

                                   EXHIBIT "B"

                                PAYMENT AGREEMENT

                               made by and between

                             GLOBAL INTELLICOM, INC.

                                       and

                         CORPORATE RELATIONS GROUP, INC.

THIS AGREEMENT is made this 15th day of August, 1996, and will serve as confirmation of payment terms for services to be provided GLOBAL INTELLICOM INC. ("CLIENT") whereby CORPORATE RELATIONS GROUP, INC. ("CRG") has agreed to perform said services as defined in the "Lead Generation / Corporate Relations Agreement."

                                      TERMS

A.    CLIENT will pay to CRG, FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000 U.S.
      cy).

B. This Agreement is subject to compliance with the rules of the Exchange and Securities Commission on which Client is listed and registered.

C. It is understood and agreed by the Parties that the above compensation in U.S. currency, or free trading shares of the Company, should be paid timely upon execution of this Agreement. CRG will retain the option, but is not compelled to begin it's performance under this Agreement prior to the payment of such compensation in U.S. currency or free trading shares.

D. In the event of termination of the Agreement by Client, CRG shall be fully released and forever discharged by Client from any further obligations or liabilities with respect to the "Lead Generation / Corporate Relations Agreement" and any results therefrom, save and except liabilities arising from CRG's own negligence during the term of this Agreement. Concurrently, Client shall be fully released and forever discharged by CRG from any and all obligations of further payments or liabilities with respect to the "Lead Generation / Corporate Relations Agreement." This release in no way affects Point # 7, Page 2 of the "Lead Generation / Corporate Relations Agreement."

                                   EXHIBIT "B"
                                   continued

E. Shares shall be made free trading through the registration that is mutually agreed upon by the Company's attorney and CRG's attorney.

F.    Company shall issue options to CRG as outlined below.

    Amount              Price    Duration
    ------              -----    --------
    100,000 shares at   $3.375   One (1) year from the date of this Agreement

    100,000 shares at   $4.05    Two (2) years from the date of this Agreement

    100,000 shares at   $4.70    Three (3) years from the date of this Agreement

    100,000 shares at   $5.40    Five (5) years from the date of this Agreement

    100,000 shares at   $6.75    Five (5) years from the date of this Agreement

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

CORPORATE RELATIONS GROUP, INC.


BY: /s/ Roberto E. Veitia                   BY: /s/ James W. Spratt, III
    -------------------------                   ----------------------------
    Roberto E. Veitia                           James W. Spratt, III
    President                                   VP - Venuture Capital


GLOBAL INTELLICOM INC.


BY:  /s/ Anthony R. Cucchi
    -------------------------
    Anthony R. Cucchi
    President

                                   EXHIBIT "C"

GLOBAL INTELLICOM INC. hereby designates the following person or persons to act on its behalf for purposes of signing off on all copies pursuant to Paragraph 4 of this Corporation Relations Agreement. CRG may rely upon the signature of any of the following:


/s/ DAVID A. MORTMAN                      DAVID A. MORTMAN
---------------------------------         ---------------------------------
DIRECTOR (PLEASE SIGN)                       DIRECTOR (PLEASE PRINT)


/s/ A. R. CUCCHI                          A. R. CUCCHI
---------------------------------         ---------------------------------
PRESIDENT (PLEASE SIGN)                      PRESIDENT (PLEASE PRINT)


THOMAS D. VETTERANI                       THOMAS D. VETTERANI
---------------------------------         ---------------------------------
VICE PRESIDENT (PLEASE SIGN)                 VICE PRESIDENT, (PLEASE PRINT)


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

                                   EXHIBIT "C"

GLOBAL INTELLICOM INC. hereby designates the following person or persons to act on its behalf for purposes of signing off on all copies pursuant to Paragraph 4 of this Corporation Relations Agreement. CRG may rely upon the signature of any of the following:


/s/ N. NORMAN MULLER                      N. NORMAN MULLER
---------------------------------         ---------------------------------
DIRECTOR (PLEASE SIGN)                       DIRECTOR (PLEASE PRINT)


_________________________________         _________________________________
PRESIDENT (PLEASE SIGN)                      PRESIDENT (PLEASE PRINT)


_________________________________         _________________________________
VICE PRESIDENT (PLEASE SIGN)                 VICE PRESIDENT, (PLEASE PRINT)


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